UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 16, 2014
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000 52391	20 4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2580 Anthem Village Dr.
Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)

(702) 588 5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

[ ]	Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 16, 2014, Royal Mines and Minerals Corp. (the “Company") entered into a convertible loan agreement (the “Loan Agreement") with Bruce Matheson (the "Creditor"). Under the terms of the Convertible Loan Agreement, the Creditor has agreed to loan the Company up to $250,000 (the “Principal”), of which $100,000 has already been advanced. The loan bears interest at a rate of 6% per annum, compounded annually and has a maturity date of April 1, 2015 (the “Maturity Date").

At any time prior to the Maturity Date, the Creditor may elect to receive units (each a “Unit") of the Company in exchange for any portion of the Principal outstanding on the basis of one Unit for each $0.05 of indebtedness converted (the “Unit Conversion Option"). Each Unit consists of one share of the Company’s common stock and one warrant to purchase an additional share of the Company's common stock at a price of $0.10 per share for a period of two years from the date of issuance. If the Creditor exercises the Unit Conversion Option, any interest that accrued on the portion of the Principal that was converted shall be forgiven.

At any time prior to the Maturity Date, if the amount advanced under the Convertible Loan Agreement equals $250,000 and the Creditor has not exercised the Unit Conversion Option, the Creditor may elect to forgive the Principal, including any interest accrued on the Principal, in exchange for the option to form a joint venture with the Company (the “Joint Venture Option”) for the purpose of constructing and operating a processing plant at a new facility that will utilize the Company’s process for the recovery of precious metals from coal ash and other materials (the “Joint Venture"). The Joint Venture Option, if exercised, would involve the Company and the Creditor forming a limited liability company (“Newco”) to operate the Joint Venture and ownership of Newco would be split equally between the Company and the Creditor. In addition, the Creditor would advance $250,000 to Newco to fund the initial construction and operation costs of the Joint Venture.

The Creditor represented that he was not a "US Person" as that term is defined by Regulation S of the Securities Act of 1933, as amended.

The foregoing description of the Convertible Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Convertible Loan Agreement attached as Exhibit 10.1 hereto.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Convertible Loan Agreement dated April 16, 2014, between Royal Mines And Minerals Corp. and Bruce Matheson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.

Date: April 16, 2014
	By:	/s/ Jason S. Mitchell

JASON S. MITCHELL
Chief Financial Officer